UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Phoenix Education Partners, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Pioneering Education for Working Adults

Phoenix Education Partners™

Proxy Statement for the 2026 Annual Meeting

Pioneering Education for Working Adults 2025 Proxy Statement

A LETTER FROM CHRIS LYNNE, OUR CHIEF EXECUTIVE OFFICER

On behalf of the Board of Directors, it is my pleasure to invite you to the 2026 Annual Meeting of Stockholders of Phoenix Education Partners, Inc. The meeting will be held virtually on February 12, 2026, at 11:00 a.m., Eastern Time. The meeting can be accessed by visiting www.proxydocs.com/PXED where you will be able to listen to the meeting live, submit questions and vote online.

You will find information regarding the matters to be voted on in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We are sending many of our stockholders a notice via the Internet regarding the availability of the proxy statement, our Annual Report for the fiscal year ended August 31, 2025 and other relevant materials. This electronic process is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs. A paper copy of these materials may be requested using one of the methods described in the accompanying proxy statement or the Notice of Internet Availability of Proxy Materials.

You may visit www.phoenixeducationpartners.com to access various web-based reports, executive messages and timely information about our business.

Whether or not you plan to attend the annual meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and vote your shares at the virtual meeting if you wish to do so.

If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at InvestorRelations@phoenixeducationpartners.com.

If your bank, brokerage firm or other nominee holds your shares, you also should contact your nominee for additional information.

Sincerely,

Chris Lynne

Chief Executive Officer

PHOENIX EDUCATION PARTNERS, INC.

4035 S. Riverpoint Parkway

Phoenix, AZ 85040

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Phoenix Education Partners, Inc. (the “Company”). The Annual Meeting will be held virtually on February 12, 2026, at 11:00 a.m., Eastern Time. The Annual Meeting can be accessed by visiting www.proxydocs.com/PXED where you will be able to listen to the meeting live, submit questions and vote online. The Annual Meeting is being held for the following purposes:

1.

The election of Peter Cohen, Itai Wallach and Johannes Worsoe to the Board of Directors as Class I directors, in each case, for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 2029;

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2026; and

3.	To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on December 29, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

We encourage you to access the Annual Meeting before the start time of 11:00 a.m., Eastern Time, on February 12, 2026, to allow ample time to check in. A complete list of stockholders entitled to vote at the Annual Meeting will be available on the Annual Meeting website set forth above using the 12-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials (the “Notice”).

The Notice and the accompanying proxy statement, Annual Report on Form 10-K for the fiscal year ended August 31, 2025 (“Annual Report”), and proxy card will first be made available to stockholders on or about January 2, 2026. We will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are mailing to our stockholders of record and beneficial owners the Notice, which provides instructions on how to access the attached proxy statement and our Annual Report, via the Internet and how to vote online. The Notice also contains instructions on how to obtain the proxy materials in printed form.

If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at InvestorRelations@phoenixeducationpartners.com.

December 29, 2025	By order of the Board of Directors

/s/ Srini Medi
Chief Legal Officer and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to please submit your proxy or voting instructions as soon as possible.

We encourage you to submit your proxy or voting instructions via the Internet, which is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” beginning on page 1 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING

The proxy statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2025 are available on the Internet at www.proxydocs.com/PXED and www.phoenixeducationpartners.com/investor-relations/financials/annual-reports.

i

PHOENIX EDUCATION PARTNERS, INC.

PROXY STATEMENT

Annual Meeting of Stockholders of Phoenix Education Partners, Inc. to be held on February 12, 2026

Some Questions You May Have Regarding This Proxy Statement

Why did I receive these proxy materials?

The Board of Directors (the “Board”) of Phoenix Education Partners, Inc. (the “Company”) is soliciting proxies for our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on February 12, 2026, at 11:00 a.m., Eastern Time. As a stockholder as of the close of business on December 29, 2025, the record date fixed by the Board (the “Record Date”), you are invited to attend the Annual Meeting and are entitled and urged to vote your shares on the proposals described in this proxy statement. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process and other required information. Our Annual Report on Form 10-K for the fiscal year ended August 31, 2025 (the “Annual Report”) is available to review with this proxy statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about January 2, 2026. The Notice contains instructions on how to access this proxy statement and the Annual Report online.

What proposals will be voted on at the Annual Meeting?

The two matters scheduled to be voted on at the Annual Meeting are:

1.

The election of Peter Cohen, Itai Wallach and Johannes Worsoe to the Board as Class I directors, in each case, for a term of three years expiring at the annual meeting of stockholders of the Company to be held in 2029; and

2.	The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2026.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

How can I attend the Annual Meeting?

The Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and submit questions at the Annual Meeting by visiting www.proxydocs.com/PXED. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, follow the instructions from your broker or bank to access the Annual Meeting.

The webcast of the Annual Meeting will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time to allow reasonable time for the check-in procedures.

Who can vote at the Annual Meeting?

Anyone owning shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on December 29, 2025, the Record Date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions provided by your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:

•

You may vote electronically at the Annual Meeting. If you plan to attend the Annual Meeting, you may vote by proxy or electronically at the Annual Meeting. During the Annual Meeting, go to www.proxydocs.com/PXED. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card.

•

You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

•

You may vote by telephone. To vote over the telephone, call toll-free (866) 967-4507 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on February 11, 2026.

•

You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/PXED to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on February 11, 2026.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. Note that your broker, bank or other nominee may have an earlier deadline for submission of votes than the deadline for holders of record.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•	Providing another proxy, or using any of the available methods for voting, with a later date;

•

Notifying the Company’s Secretary before the Annual Meeting that you wish to revoke your proxy, by sending such notice in writing to: Secretary, Phoenix Education Partners, Inc., 4035 S. Riverpoint Parkway, Phoenix, AZ 85040; or

•

Attending the Annual Meeting and voting electronically. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you explicitly request or cast your vote electronically.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Who is asking me for my vote?

The Company is soliciting your proxy on behalf of the Board. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxies for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described below and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.

What are my voting rights?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on December 18, 2025, there were 35,755,932 shares of Common Stock outstanding. A list of all record stockholders as of December 29, 2025, the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, will be available during ordinary business hours at the Company’s principal place of business located at 4035 S. Riverpoint Parkway, Phoenix, AZ 85040 at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of each of the director nominees;

•	FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2026; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Why did I receive a one-page Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full printed set?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet and will not send its proxy materials by mail or electronically by email unless appropriately requested. Accordingly, the Company is mailing the Notice to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet, request a printed set or request proxy materials be emailed to you may be found in the Notice. Stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Where can I view the proxy materials on the Internet?

The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet; and

•	Instruct the Company to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at www.proxydocs.com/PXED and at www.phoenixeducationpartners.com/investor-relations/financials/annual-reports.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority in voting power of our outstanding Common Stock entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chair of the meeting may adjourn the meeting to another time or place.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the Annual Meeting. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending August 31, 2026 (Proposal No. 2) is considered “routine.” The election of Class I directors (Proposal No. 1) is considered “non-routine.”

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the Annual Meeting (Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal because they are “not entitled to vote” on “non-routine” matters. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Class I Directors. Directors are elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class I Directors). For each director nominee, you may vote (i) “FOR” or (ii) “WITHHOLD”. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.

Proposal No. 2: Ratification of Appointment of Deloitte. The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Who will count the votes?

A representative of BetaNXT, Inc. will tabulate the votes and act as inspector of elections.

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

What if additional matters are presented at the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Christopher Lynne, our Chief Executive Officer, Blair Westblom, our Chief Financial Officer and Treasurer, and Srini Medi, our Chief Legal Officer and Secretary, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about the Company?

Stockholders may obtain a free copy of our Annual Report by visiting our website at www.phoenixeducationpartners.com/investor-relations/financials/annual-reports or by sending a request in writing to Beth Coronelli, Investor Relations, Phoenix Education Partners, Inc., 4035 S. Riverpoint Parkway, Phoenix, AZ 85040.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board is divided into three classes, with members of each class serving staggered terms with initial terms following our initial public offering of the Class I, Class II, and Class III directors expiring at the Annual Meeting, the Company’s 2027 annual meeting, and the Company’s 2028 annual meeting, respectively. Upon expiration of the initial term of each class, directors in that class will be elected for three-year terms at the respective annual meeting. Under the Company’s certificate of incorporation (our “Certificate of Incorporation”) and bylaws (our “Bylaws”), the Board can change the size of the Board so long as the number is not less than three nor more than fifteen. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The Board currently consists of ten directors.

Each Class I nominee is a current member of the Board. If any nominee for election to the Board should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board or the size of the Board may be reduced in accordance with the Company’s Certificate of Incorporation and Bylaws.

Certain Stockholder Rights to Nominate Directors

Under the stockholders agreement, by and among the Company, TVG-I-E-AEG Holdings, LP (the “Vistria Stockholder”) and AP VIII Socrates Holdings, L.P. (the “Apollo Stockholder”), dated as of October 8, 2025 (the “Stockholders Agreement”), Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”) and its affiliates have the right, but not the obligation, at any time until Apollo and its affiliates, including the Apollo Stockholder, no longer beneficially own at least 5% of the voting power of our outstanding Common Stock, to nominate a number of directors comprising a percentage of the Board in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number), except that if Apollo and its affiliates, including the Apollo Stockholder, beneficially own more than 50% of the voting power of our outstanding Common Stock, the Apollo Stockholder will have the right to nominate a majority of the directors. We refer to the directors nominated by Apollo and its affiliates based on such percentage ownership as the “Apollo Directors.”

Under the Stockholders Agreement, the Vistria Stockholder has the right, but not the obligation, at any time until the Vistria Stockholder and its affiliates no longer beneficially own at least 5% of the voting power of our outstanding Common Stock, to nominate a number of directors comprising a percentage of the Board in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number). We refer to the directors nominated by The Vistria Group, LP (together with its subsidiaries, “Vistria”) and its affiliates based on such percentage ownership as the “Vistria Directors.”

As of the date of this proxy statement, Theodore Kwon, Itai Wallach and Johannes Worsoe are the Apollo Directors and Martin Nesbitt and Adnan Nisar are the Vistria Directors.

The Board recommends that the stockholders vote FOR the election of the Class I Director nominees listed below.

BOARD OF DIRECTORS

The following table sets forth certain information about our directors as of the date of this proxy statement.

Name	Age	Position
Andrew Bird	61	Director
Peter Cohen	70	Director
Jeffrey Denham	58	Director
Theodore Kwon	43	Director (Chairman)
Christopher Lynne	52	Chief Executive Officer and Director
Martin H. Nesbitt	63	Director
Adnan A. Nisar	45	Director
John Sizer	63	Director
Itai Wallach	38	Director
Johannes Worsoe	58	Director

Class I Directors

The term of the following three Class I directors will expire at the Annual Meeting. Messrs. Cohen, Wallach and Worsoe are the only nominees for election at the Annual Meeting for a term that will expire at the 2029 annual meeting of stockholders and until each of their successors has been duly elected and qualified.

Peter Cohen has been a member of our Board since October 2025. Mr. Cohen has owned an education consulting firm, COWATCO LLC, since February 2022. Previously, Mr. Cohen served as President of the University of Phoenix, a subsidiary of the Company (the “University”), from May 2017 to January 2022. Prior to that, he was the U.S. Group President for McGraw Hill Education from November 2013 to April 2017, overseeing the company’s U.S. K-12 and higher education businesses. Earlier in his career, Mr. Cohen was CEO of Pearson plc’s K-12 Schools division in the United States from 2008 to 2013 and served as both President and CEO of Sylvan Learning from 1996 to 2008. Mr. Cohen currently serves as a board member of FullBloom, a provider of K-12 education services, and as a senior advisor to Boston Consulting Group, where he consults on pre-K-12, higher education, and workforce development. He is also a board member and treasurer of Education Week, a leading education information publication, and serves on the boards of Carnegie Learning, a provider of K-12 education products and services, Primrose Schools, an early childhood education provider, and Cotulla Holdings, the parent company of the Aviation Institute of Maintenance, a network of accredited aviation maintenance technical schools. In addition, Mr. Cohen is the board chair of Teachers of Tomorrow, a K-12 teacher certification and training organization. Mr. Cohen is a graduate of the University of Redlands, where he earned his B.A. in Business. We believe that Mr. Cohen is qualified to serve as a member of our Board because of his extensive executive leadership experience in the education sector, his significant board and advisory experience, and his expertise in higher education, including at the University.

Itai Wallach has been a member of our Board since October 2025. Mr. Wallach is a Partner in the Private Equity group of Apollo, which he joined in 2012. Mr. Wallach also serves on the boards of directors of Arconic Corporation, Cengage Group and American Express Global Business Travel (NYSE: GBTG) and previously served on the boards of directors of Qdoba Restaurant Corporation from January 2022 to September 2022, McGraw-Hill Education from March 2017 to July 2021, Smart & Final Stores, Inc. from June 2019 to July 2021, Smart Stores Holding Corp. from April 2019 to April 2020, The Fresh Market, Inc. from January 2017 to December 2020 and Jacuzzi Brands, Inc. from February 2017 to February 2019. Mr. Wallach is also a member of the Board of Trustees of the Children’s Hospital Los Angeles. Prior to joining Apollo, Mr. Wallach was a member of the Financial Sponsors Investment Banking group at Barclays Capital. Mr. Wallach graduated with distinction as an Ivey scholar from the Richard Ivey School of Business at the University of Western Ontario with a B.A. in Honors Business Administration. We believe Mr. Wallach is qualified to serve as a member of our Board because of his extensive financial services experience, industry expertise, investment experience and board experience.

Johannes Worsoe has been a member of our Board since October 2025. Mr. Worsoe is an alumnus of the University of Phoenix and most recently served as a Partner, Chief Financial Officer and member of the Leadership Committee of Apollo Asset Management from 2022 to 2025. Prior to joining Apollo, Mr. Worsoe held various positions with Mitsubishi UFJ Financial Group (“MUFG”) Americas Holdings and its predecessor entities, stretching back to 2001. He served as Chief Financial Officer of the Americas from 2016 to 2021 and Americas Head of Investment Banking and Markets from 2013 to 2016. Prior to his time with MUFG, Mr. Worsoe held capital markets, private banking and other investment related roles in Denmark, Spain and the United States. Currently, Mr. Worsoe also serves as the Vice Chair of the board of RoundAbout Theatre Company and as an advisory board member of the Mount Sinai Department of Dermatology. Mr. Worsoe holds a B.S. in Business Management from the University of Phoenix and a M.B.A. from the University of Southern California. He is also a graduate of the Danish Banking School and has attended executive leadership programs at Harvard Business School. We believe Mr. Worsoe is qualified to serve as a member of our Board because of his experience as a University of Phoenix student as well as his extensive executive experience, financial services experience and investment experience.

Class II Directors

The term of the following three Class II directors will expire at the 2027 annual meeting.

Andrew Bird has been a member of our Board since October 2025. Mr. Bird most recently served as Chief Executive Officer of Pearson plc, a Financial Times Stock Exchange 100 education and publishing company, from 2020 to 2024, where he led the transformation of the business into the digital and artificial intelligence age. Prior to his appointment as CEO, Mr. Bird was a member of Pearson’s board of directors. Before joining Pearson, Mr. Bird spent 14 years as Chairman of Walt Disney International, where he was responsible for the company’s activities outside the United States across all business units except Parks & Resorts, from 2004 to 2018. Earlier in his career, Mr. Bird served as President of Turner Broadcasting International from 1993 to 2003, where he oversaw the launch and growth of Turner’s entertainment brands, including Cartoon Network, TNT, and TCM, as well as the distribution and sales for CNN International. Mr. Bird has also served as an advisor to His Majesty’s Government Department of Business & Trade. In recognition of his services to U.K. media and entertainment, Mr. Bird was appointed Commander of the Most Excellent Order of the British Empire in the 2012 Queen’s Birthday Honours. Since October 2025 Mr. Bird has served as the Independent Chairman of the Board of Directors of FuboTV Inc., following its combination with The Walt Disney Company’s Hulu + Live TV business. Mr. Bird received a B.A. in English language and literature at Newcastle University. We believe that Mr. Bird is qualified to serve as a member of our Board because of his extensive leadership experience in global media, digital transformation expertise and his significant board and advisory experience.

Jeffrey Denham has been a member of our Board since October 2025. Mr. Denham currently serves as Senior Policy Director at Dentons LLP, a global law firm, a position he has held since 2022. From 2019 to 2022, Mr. Denham served as Public Policy Director at K&L Gates LLP, a global law firm. Mr. Denham is a former member of the U.S. House of Representatives, having served four terms, from 2011 to 2019. As a member of the Transportation and Infrastructure Committee, he served as chairman of the Subcommittee on Railroads, Pipelines, and Hazardous Materials and the Agriculture, Natural Resources, and Veterans’ Affairs Committees. From 2002 to 2010, Mr. Denham was a member of the California State Senate. He served as chairman of the Agriculture and Veterans’ Affairs Committees and focused on issues such as education, government waste, agriculture, and economic development. Mr. Denham founded Denham Plastics LLC, a full-service provider of plastic material handling solutions in Salinas, CA. A staff sergeant in the U.S. Air Force, Mr. Denham served in Operation Desert Storm with the 452nd Air Force Refueling Wing and was awarded a Meritorious Service Medal, the Kuwait Liberation Medal and various campaign medals for combat duty. Mr. Denham received a B.A. in Political Science from California Polytechnic University, San Luis Obispo. We believe that Mr. Denham is qualified to serve as a member of our Board because of his extensive leadership and government experience and his industry expertise.

Adnan A. Nisar has been a member of our Board since October 2025. Mr. Nisar is a Senior Partner and Co-Head of Knowledge and Learning Solutions at Vistria, having joined at its inception in 2013. Prior to joining Vistria, Mr. Nisar was a Senior Associate at Mubadala Development Company in Abu Dhabi from 2011 to 2013. Earlier in his career, Mr. Nisar worked at M3 Capital Partners, a global real estate investment and advisory firm. Mr. Nisar currently serves on the boards of directors of (i) Risepoint, a leading technology-enabled services company that assists institutions of higher education in taking academic programs online, (ii) Unitek Learning, Inc., the parent company for five distinguished learning institutions in the areas of healthcare, nursing, and emergency medical services, (iii) Sleep Doctor, a sleep wellness company, and (iv) The Gardner School, an early childhood education provider. Mr. Nisar holds a B.A. in Economics and Finance from Washington University in St. Louis and a M.B.A from The University of Chicago Booth School of Business. We believe that Mr. Nisar is qualified to serve as a member of our Board because of his extensive financial services and investment experience, board experience and industry expertise.

Class III Directors

The term of the following four Class III directors will expire at the 2028 annual meeting.

Theodore Kwon is a Trustee of the University and has been a member and served as Chairman of our Board since October 2025. Mr. Kwon is a Partner of Apollo, having joined in 2015. Prior to joining Apollo, Mr. Kwon was a Vice President at Angelo, Gordon & Co., an investment management firm, from 2012 to 2015. Prior thereto, Mr. Kwon worked at Weston Presidio, a private equity investment firm, and was a member of the Mergers & Acquisitions group at Citigroup Inc., a financial services company. Mr. Kwon also serves on the board of directors of Apollo Enterprise Strategies, a global services company that provides business critical solutions to Apollo’s strategic origination platforms, and the investment committee and oversight committee of Apollo Aligned Alternatives, a leading semi-liquid private markets fund with over $25 billion in diversified assets. Mr. Kwon previously served on the board of directors of The Fresh Market, Inc., a specialty grocery business, and Tegra Global, a sportswear apparel manufacturer. Mr. Kwon is also a board member of The Korea Society, a non-profit educational and cultural organization. Mr. Kwon graduated with a B.S. in Economics and a M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Mr. Kwon is qualified to serve as a member and Chairman of our Board because of his extensive financial services and investment experience, board experience and industry expertise.

Christopher Lynne has served as our Chief Executive Officer and has been a member of our Board since October 2025. Mr. Lynne has served as the President and as a Trustee of the University since December 2022 after serving as interim president since June 2022. In his previous role at the University, Mr. Lynne served as Senior Vice President, Chief Financial Officer and Treasurer from 2018 to 2022. Prior to joining the University, Mr. Lynne served as Chief Financial Officer of Cadence Education LLC from 2017 to 2018. Previous roles include Founder and Managing Principal at Transcend Education Group LLC from 2015 to 2016; President and Chief Operating Officer of HotChalk, Inc. from 2014 to 2015; and Executive Vice President, Chief Financial and Operating Officer at Northcentral University from 2010 to 2014. Earlier in his career, he served in several financial leadership roles at Education Management Corporation, including Senior Vice President and Chief Accounting Officer, and as an Audit Manager for Arthur Andersen LLC. Mr. Lynne holds a B.S. in Accounting from Purdue University and a M.B.A. from The University of Chicago Booth School of Business. We believe that Mr. Lynne is qualified to serve as a member of our Board because of his extensive senior management experience and leadership experience with education companies.

Martin H. Nesbitt is a Trustee of the University and has been a member of our Board since October 2025. Mr. Nesbitt is a Senior Partner, Co-Chairman and Co-Chief Executive Officer of Vistria, having founded the firm in 2013. Prior to founding Vistria, Mr. Nesbitt served as President and Chief Executive Officer of TPS Parking Management, LLC (d/b/a The Parking Spot) from 1998 to 2012. Mr. Nesbitt conceptualized and co-founded The Parking Spot. Previously, Mr. Nesbitt served as an officer of the Pritzker Realty Group, L.P. and an Equity Vice President and Investment Manager at LaSalle Partners. Mr. Nesbitt currently serves on the boards of directors of (i) CareMetx, a digital hub platform that focuses on specialty patient treatments, (ii) ForwardLine Financial,

LLC, a financial technology company, (iii) Treliant, LLC, a consulting firm, (iv) Chewy, Inc., an online source for pet-related necessities, and (v) American Airlines, Inc., a commercial airline company. Previously, Mr. Nesbitt served on the boards of Help at Home, an innovative program and service to provide in-home care, and CenterPoint Energy, a multi-state electric and natural gas delivery company. Mr. Nesbitt is a Trustee of Chicago’s Museum of Contemporary Art, a Trustee of Rush University Medical Center and serves as Chairman of the Barack Obama Foundation. Mr. Nesbitt received a B.A. and Honorary Doctorate from Albion College and a M.B.A from The University of Chicago Booth School of Business. We believe that Mr. Nesbitt is qualified to serve as a member of our Board because of his extensive financial services experience, public company board experience, executive leadership experience and industry expertise.

John Sizer has been a member of our Board since October 2025. Until 2020, Mr. Sizer was a Partner at Deloitte, having worked for the firm for nearly 37 years. Mr. Sizer is a Certified Public Accountant in the state of Arizona and prior to retiring from Deloitte was an audit partner to public companies and higher education companies. Currently, Mr. Sizer is a board member of Stearns Bank N.A., a privately-held national banking association. He also serves on the boards of the Arizona Hispanic Chamber of Commerce and Aguila Youth Leadership Institute, a not-for-profit organization in Arizona. Mr. Sizer received a B.A. in Accounting from Arizona State University. We believe that Mr. Sizer is qualified to serve as a member of our Board because of his extensive accounting and financial services experience, industry expertise and board experience.

Required Vote

Class I directors will be elected by a plurality of the votes cast at the Annual Meeting (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class I directors). Shares voted “WITHHOLD” and broker non-votes will not affect the outcome of voting on this proposal. Brokers do not have discretion to vote any uninstructed shares over the election of directors.

CORPORATE GOVERNANCE

Controlled Company

Our Common Stock is listed on the New York Stock Exchange (“NYSE”). As the Apollo Stockholder holds more than 50% of the voting power of our outstanding Common Stock, we are considered a “controlled company” for the purposes of the NYSE’s rules and corporate governance standards. So long as we remain a “controlled company,” the Apollo Stockholder will have the ability to control matters requiring approval by our stockholders, including the election of directors, amendments to our Certificate of Incorporation and major corporate transactions. As a “controlled company,” we are permitted, and have elected, not to comply with certain corporate governance requirements, including (i) those that would otherwise require our Board to have a majority of independent directors, (ii) those that would require that we establish a compensation committee composed entirely of independent directors and (iii) those that would require that we have a nominating and corporate governance committee composed entirely of independent directors.

In the event that we cease to be a “controlled company” and our shares of Common Stock continue to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.

Director Independence

While we are a “controlled company,” we are not required to have a majority of independent directors. As allowed under the applicable rules and regulations of the SEC and the NYSE, we intend to phase in compliance with the heightened independence requirements prior to the end of the one-year transition period after we cease to be a “controlled company.” Our independent directors, as such term is defined by the applicable rules and regulations of the NYSE, are currently Andrew Bird, Jeffrey Denham and John Sizer. The Company expects that Peter Cohen will become an independent director, as such term is defined by the applicable rules and regulations of the NYSE, in January 2026.

Board Leadership Structure and Role in Risk Oversight

The Board has an oversight role, as a whole and also at the committee level, in overseeing management of its risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Board also plays an active role in monitoring and overseeing environmental, social and governance risks, as well as cybersecurity and information technology risks, including those that arise in connection with our relationships with service providers, and receives regular reports from management regarding such risks and our controls and procedures relating to such risks. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee of the Board oversees the management of financial and cybersecurity risks. While certain committees are responsible for evaluating certain risks and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks.

The roles of Chief Executive Officer and Chairman of our Board are currently separate. Our Board has not established a policy as to whether the roles should be separate and, at this time, believes that it is in the best interests of the Company and our stockholders to maintain the flexibility to determine whether such positions should be separated or combined in order to provide appropriate leadership for us in the future. In addition, our Board does not currently have a policy regarding the appointment of a lead independent director.

The Board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure periodically in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in substantive discussions. We believe that our current Board leadership structure is in the best interests of the Company and our stockholders at this time.

Board and Committee Composition

On October 7, 2025, in connection with our initial public offering, our predecessor entity AP VIII Queso Holdings, L.P. converted into a Delaware corporation pursuant to a statutory conversion, filed a certificate of incorporation with the Delaware Secretary of State and changed its name to Phoenix Education Partners, Inc. (the “Corporate Conversion”). Our Board and the committees thereof were formed in connection with the Corporate Conversion. Accordingly, there were no Board of Director or committee meetings during our fiscal year ended August 31, 2025.

The Board has four committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Student Outcomes Advisory Committee. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written charters, which are available at the Company’s website at www.phoenixeducationpartners.com. Committee charters are also available in print upon the written request of any stockholder. Each committee may form and delegate, in its discretion, all or a portion of its authority to subcommittees of one or more of its members, provided the composition of the subcommittees satisfy the applicable NYSE independence standards. The current committee membership of our Board is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Student Outcomes Advisory Committee
Christopher Lynne				✔
Andrew Bird			C	✔
Peter Cohen	✔			C
Jeffrey Denham	✔			✔
Theodore Kwon		C	✔
Martin H. Nesbitt
Adnan A. Nisar		✔	✔
John Sizer	C			✔
Itai Wallach		✔
Johannes Worsoe				✔

C = Chairperson

Audit Committee

Our Audit Committee consists of John Sizer, as chairperson, Peter Cohen and Jeffrey Denham.

The NYSE rules allow us to phase in an independent Audit Committee. Within one year of the date of effectiveness of the registration statement and thereafter, we will be required to have an Audit Committee composed entirely of independent directors. We do not believe that reliance on this exception to the requirement to have a fully independent Audit Committee has a material adverse effect on the ability of our Audit Committee to act independently and satisfy the other applicable requirements.

Our Board has determined that Mr. Sizer qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K, that each of Messrs. Cohen, Denham, and Sizer are “financially literate” as defined under the NYSE listing standards, and that each of Messrs. Denham and Sizer are independent as defined in Rule 10A-3 of the Exchange Act and the NYSE listing standards. We expect that Mr. Cohen will become an independent director for purposes of the Audit Committee in January 2026. The principal duties and responsibilities of our Audit Committee are as follows:

•	to prepare the annual audit committee report to be included in our annual proxy statement;

•	to oversee and monitor our accounting and financial reporting processes;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm;

•	to oversee and monitor the performance, appointment and retention of our internal audit function;

•	to discuss, oversee and monitor policies with respect to risk assessment and risk management;

•	to oversee and monitor our compliance with legal and regulatory matters;

•	to oversee and monitor our cybersecurity, information and technology security and data privacy strategies and policies; and

•	to provide regular reports to the Board.

The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee

Our Compensation Committee consists of Theodore Kwon, as chairperson, Adnan A. Nisar and Itai Wallach. The principal duties and responsibilities of the Compensation Committee are as follows:

•	to review, evaluate and make recommendations to the full Board regarding our compensation policies and programs;

•

to review and approve the compensation of our Chief Executive Officer, other executive officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements;

•	to review and recommend to the Board development plans for other key corporate positions as shall be deemed necessary from time to time;

•	to review and make recommendations to the Board with respect to our incentive compensation plans and equity-based compensation plans;

•	to administer incentive compensation and equity-related plans;

•	to review and make recommendations to the Board with respect to the financial and other performance targets that must be met;

•	to oversee our human capital management policies, including policies related to talent development; and

•	to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

The Compensation Committee receives input and recommendations from the Company’s executive officers (except with respect to such executive officer’s own compensation) but is not bound by such recommendations. The Compensation Committee has the authority to retain or terminate compensation consultants or other advisors to assist the Compensation Committee in its responsibilities and is directly responsible for overseeing the work of such advisors. We have elected to avail ourselves of the “controlled company” exception under the NYSE rules which exempts us from the requirement that we have a compensation committee composed entirely of independent directors.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Andrew Bird, as chairperson, Theodore Kwon and Adnan A. Nisar. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify and recommend individuals qualified to become directors of the Company, consistent with criteria approved by our Board, and recommend director and committee leadership and appointments;

•	to develop and recommend to our Board guidelines setting forth corporate governance principles applicable to the Company;

•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•	to review and recommend to our Board a succession plan for the Chief Executive Officer;

•	to oversee the annual evaluation of the performance of our Board and its committees; and

•	to set and review the compensation of non-executive members of our Board.

We have elected to avail ourselves of the “controlled company” exception under the NYSE rules which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.

Student Outcomes Advisory Committee

Our Student Advisory Outcomes Committee consists of Peter Cohen, as chairperson, Andrew Bird, Jeffrey Denham, Christopher Lynne, John Sizer and Johannes Worsoe. The Student Advisory Outcomes Committee is tasked with reviewing, identifying and recommending initiatives and industry best practices to improve student outcome metrics for the University.

Compensation Committee Interlocks and Insider Participation

We did not have a Compensation Committee during our fiscal year ended August 31, 2025. Compensation of our executive officers during our fiscal year ended August 31, 2025 was determined by the University’s board of trustees and the compensation committee of the board of directors of Phoenix Education Operating Corp., formerly known as Apollo Education Group, Inc. (“PEOC”). None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity (excluding our subsidiaries) that has one or more executive officers serving on our Board or Compensation Committee.

Identifying and Evaluating Candidates for the Board

In considering possible candidates to serve on the Board, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board and will consider the entirety of each candidate’s credentials. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:

a)

Background. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company.

b)

Simultaneous Service. No director should serve on more than three other public company boards. No member of the Audit Committee should serve on more than two other public company audit committees. No director who is the Chief Executive Officer or executive officer of another public company should serve on more than two other public company boards, aside from the board of his/her own company. Directors should advise the Chairman of the Board and the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or audit committee.

c)

Financial Literacy. Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.

d)	Character. Directors should be persons of good character and thus should possess all of the following personal characteristics:

•	Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;

•	Accountability: Directors should be willing to be accountable for their decisions as directors;

•	Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;

•	Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;

•	High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;

•	Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and

•	Courage: Directors should possess the courage to express views openly, even in the face of opposition.

In its discretion, the Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.

In addition to the process described above, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our Bylaws and provide certain information required by our Bylaws. For a description of the process for nominating directors in accordance with our Bylaws, see “Stockholder Proposals” in this proxy statement.

Code of Conduct and Ethics and Corporate Governance Guidelines

Our Board has adopted a Code of Conduct and Ethics (the “Code”) that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our Code, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at www.phoenixeducationpartners.com. We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our managers and Board carry out their respective responsibilities. These guidelines and the Code are available for viewing on our website.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive sessions without management on a regular basis.

Apollo and Vistria Rights to Nominate Certain Directors

The Apollo Stockholder has the right, at any time until Apollo and its affiliates, including the Apollo Stockholder, no longer beneficially own at least 5% of the voting power of our outstanding Common Stock, to (a) nominate a number of directors comprising a percentage of our Board in accordance with their beneficial ownership of the voting power of our outstanding Common Stock (rounded up to the nearest whole number), except that if Apollo and its affiliates, including the Apollo Stockholder, beneficially own more than 50% of the voting power of our outstanding Common Stock, the Apollo Stockholder will have the right to nominate a majority of the directors and (b) designate one member of each committee of the Board (other than the Audit Committee).

Vistria has the right, at any time until the Vistria Stockholder and its affiliates no longer beneficially own at least 5% of the voting power of our outstanding Common Stock, to (a) nominate a number of directors comprising a percentage of our Board in accordance with their beneficial ownership of the voting power of our outstanding Common Stock (rounded up to the nearest whole number), (b) designate one director to the boards of directors (or similar body) of any subsidiary of the Company on which any affiliate of the Apollo Stockholder serves as a director or to which the Apollo Stockholder and its affiliates appoint any director and (c) designate one member of each committee of the Board (other than the Audit Committee) to which the Apollo Stockholder and its affiliates appoint any director.
Compensation Risk Assessment
We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems reward both short-term and long-term performance, and its performance goals are team oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Communications with the Board
Stockholders and other interested parties desiring to communicate directly with the full Board, the Audit Committee, the non-management

directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Srini Medi, Chief Legal Officer and Secretary, Phoenix Education Partners, Inc., 4035 S. Riverpoint Parkway, Phoenix, AZ 85040. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chair of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Director Attendance at Annual Meeting
The Company encourages all of our directors to attend each annual meeting of stockholders.
Insider Trading Policy; Prohibition on Hedging
Our Board has adopted a securities trading policy, which prohibits our directors, executive officers and other designated employees from, among other things, purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in market value of our equity securities. Our securities trading policy also prohibits directors, officers, and employees from engaging in the following activities with respect to our securities: (i) short sales, (ii) buying or selling puts, calls, options or other derivatives, and (iii) purchases of securities on margin. A copy of our securities trading policy is filed as Exhibit 19.1 to our Annual Report.

EXECUTIVE OFFICERS
The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
Christopher Lynne	52	Chief Executive Officer and Director
Blair Westblom	50	Chief Financial Officer and Treasurer
Raghu Krishnaiah	59	Chief Operating Officer
Srini Medi	57	Chief Legal Officer and Secretary
Cheryl Naumann	64	Chief Human Resources Officer
John Woods	57	Chief Academic Officer and Provost
Christopher Lynne
. For the biography of Christopher Lynne, please see “The Board—Class III Directors.”
Blair Westblom

has served as our Chief Financial Officer and Treasurer since October 2025 and as the Chief Financial Officer and Treasurer of the University since January 2023. While at the University, Ms. Westblom has also held the role of Vice President, Financial Planning & Analysis from 2014 to 2022 and as Director of Finance, with multiple promotions and responsibility expansions, from February 2010 to 2014. Prior to joining the University, Ms. Westblom served in various finance leadership roles in the biotechnology industry, including Senior Group Controller, Commercial Finance at Genentech and Associate Director, Finance at Elan Pharmaceuticals. Earlier in her career, Ms. Westblom served
as Financial Analyst at Thomas Weisel Partners Investment Bank and Analyst at Healthcare Realty Trust. Ms. Westblom holds a B.A. in Economics and a minor in Business Administration from Vanderbilt University.
Raghu Krishnaiah
has served as the Chief Operating Officer of the University since October 2015. Prior to joining the University, Mr. Krishnaiah served as Chief Operating Officer at Western Governors University. Earlier in his career, Mr. Krishnaiah served as Senior Vice President at Kaplan Higher Education Group and has held senior leadership roles in global financial services, management consulting and business services organizations. Mr. Krishnaiah holds both an S.B. in Electrical Engineering and Computer Science and an S.M. in Electrical Engineering from the Massachusetts Institute of Technology and a M.B.A. from The Wharton School of the University of Pennsylvania.
Srini Medi

has served as our Chief Legal Officer and Secretary since October 2025 and as the Senior Vice President, General Counsel and Secretary of the University since June 2020. Prior to joining the University, Mr. Medi served in a number of different legal roles at Bisk Education, Inc., including Associate General Counsel from January 2017 to September 2017, General Counsel from October 2017 to January 2019 and Chief Legal Officer from February 2019 to June 2020. Prior to that, Mr. Medi served as Associate General Counsel at Vantage Hospitality Group, Inc. (n/k/a Red Lion Hotel Corporation) from January 2016 to December 2017. Earlier in his career, Mr. Medi worked
for approximately eight years at Kaplan, Inc., where he led their Commercial Transaction team and served as the lead attorney of Kaplan University, a global provider of higher education and education-related services. Mr. Medi began his legal career at various law firms working in the areas of corporate securities, corporate finance, technology, and real estate. Mr. Medi holds a B.B.A in Accounting, a M.B.A and a J.D. from the University of Houston.
Cheryl Naumann
has served as Chief Human Resources Officer of the University since May 2017. Prior to her current role, Ms. Naumann served as Senior Vice President, Human Resources from March 2013 to May 2017.
Prior to joining the University, Ms. Naumann’s roles included Vice President of Human Resources for Apollo Education Group, Inc., the predecessor public company owner of the University, Vice President of Human Resources, North America for Avnet, Inc., and Vice President of Human Resources for the Phoenix Suns and Arizona Diamondbacks. Ms. Naumann holds a B.A. in English and a B.S. in Business Administration from the University of Texas at San Antonio.

John Woods

has served as Chief Academic Officer and Provost of the University since January 2018. Prior to joining the University, Dr. Woods served as Chief Academic Officer of Education Corporation of America Inc. from December 2014 to December 2017. Earlier in his career, Dr. Woods served in several roles, such as Dean, Adjunct Faculty Member and Chief Academic Officer, at various companies that focused on adult education. Dr. Woods holds both a B.A. and a Master of Arts from Carleton University and a PhD in Higher Education Administration from Bowling Green State University.
Senior Management
The names of the additional members of senior management of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
Steven Gross	65	Chief Marketing Officer
Eric Rizzo	54	Senior Vice President, Government Affairs
Jamie L. Smith	5 3	Chief Information Officer
Ruth Veloria	57	Chief Strategy and Customer Officer
Steven Gross

has served as Chief Marketing Officer of the University since August 2019. Prior to joining the University, Mr. Gross served as Chief Executive Officer of Calvert Education from February 2015 to July 2019. Earlier in his career, Mr. Gross served as Divisional Global Chief Marketing Officer at Pearson and he served in several marketing leadership roles at Lexis Nexis, Arch Wireless and Pepsi. Mr. Gross holds a B.A. in Economics and Political Science from State University of New York at Albany and an M.B.A. from The Wharton School of the University of Pennsylvania.
Eric Rizzo

has served as Senior Vice President, Government Affairs of the University since November 2019. Prior to joining the University, Mr. Rizzo served as Director, Government Affairs at Mizuho Bank Ltd. from December 2017 to November 2019. Earlier in his career, Mr. Rizzo served as Vice President, Government Affairs Officer at Fifth Third Bancorp from June 2011 to November 2017 and Assistant Vice President, Government Affairs at Farmers Insurance Group from April 2002 to May 2011. Mr. Rizzo began his public policy career as a legislative aide in the U.S. House of Representatives. Mr. Rizzo holds a B.S. in Marketing and Business Communications from Bentley University.
Jamie L. Smith

has served as Chief Information Officer of the University since April 2018. Prior to joining the University, Mr. Smith served as Chief Information Officer at ServiceMaster Global Holdings from February 2014 to March 2018. Earlier in his career, Mr. Smith served in a variety of roles in leading organizations such as Nissan, IBM and PriceWaterhouseCoopers LLP. Mr. Smith holds a B.A. in
Business
Administration from Iowa State University.
Ruth Veloria
has served as Chief Strategy and Customer Officer of the University since September 2017. While at the University, Ms. Veloria has also held other roles such as Executive Dean, School of Business from September 2014 until September 2017 and Senior Vice President of Student Experience from September 2011 until September 2014. Prior to joining the University, Ms. Veloria served as Chief of Staff to the President and Chief Operating Officer of Apollo Education Group, Inc. from June 2009 to September 2011. Earlier in her career, Ms. Veloria served as Vice President, Strategy and Vice President, Call Center Operations for Charles Schwab & Co. and various roles at strategic consulting firms such as Booz Allen and Hamilton and the Boston Consulting Group. Ms. Veloria holds a B.A. in Chemistry from New College at the University of Oxford in the U.K. and a M.B.A in Finance, Marketing and Organizational Behavior from the Kellogg School of Management at Northwestern University.
Family Relationships
There are no family relationships among our directors and executive officers.

EXECUTIVE COMPENSATION
Summary Compensation Table
Our named executive officers (“NEOs”) for our fiscal year ended
August
31, 2025 are our principal executive officer and our next two most highly compensated executive officers for such year:

•	Christopher Lynne, Chief Executive Officer;

•	Srini Medi, Chief Legal Officer and Secretary; and

•	Blair Westblom, Chief Financial Officer and Treasurer.
The following table provides information regarding the compensation of our NEOs during the fiscal year ended August 31, 2025.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Compensation Plan ($) (2)	Change in Pension and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Christopher Lynne, Chief Executive Officer	2025	895,703	3,276,480	—	—	1,883,520	—	4,599,286	10,654,989
	2024	854,967	472,611	—	—	1,712,000	—	240,757	3,280,335
Srini Medi, Chief Legal Officer and Secretary	2025	427,438	1,565,816	—	—	448,372	—	1,931,308	4,372,934
Blair Westblom, Chief Financial Officer and Treasurer	2025	443,544	1,603,680	—	—	706,320	—	1,121,157	3,874,701

(1)
For fiscal year 2025, the amount shown represents two separate discretionary bonuses paid to each NEO. The first such bonus was paid under The University of Phoenix, Inc. Bonus Plan (the “Bonus Plan”) to each NEO in the amount of $276,480 for Mr. Lynne, $65,816 for Mr. Medi, and $103,680 for Ms. Westblom as appreciation for outsized performance relating to successful achievement of strategic objectives in fiscal year 2025. The second special bonus was paid to each NEO in the amount of $3,000,000 for Mr. Lynne, $1,500,000 for Mr. Medi, and $1,500,000 for Ms. Westblom in relation to duties performed for various transactions, of which $2,000,000 (for Mr. Lynne) and $1,000,000 (for Mr. Medi and Ms. Westblom) is subject to a clawback in the event the NEO is terminated for cause or voluntarily resigns prior to August 31, 2027. For fiscal year 2024, the amount shown for Mr. Lynne represents a special discretionary bonus paid under the Bonus Plan for exceeding the maximum fiscal year 2024 financial targets for Bonus Plan EBITDA and Bonus Plan Revenue (each as defined below) by 21.6% and 3.1%, respectively.

(2)
For fiscal year 2025, the amounts shown for each NEO and the amount shown for Mr. Lynne for fiscal year 2024 reflect the annual cash bonuses paid under the Bonus Plan for the fiscal years ended August 31, 2025 and August 31, 2024, respectively. The performance metrics for the Bonus Plan for fiscal years 2024 and 2025 were equally weighted (at 50% each) based on the University’s EBITDA (as determined for the Bonus Plan (“Bonus Plan EBITDA”)) and the University’s revenue (as determined for the Bonus Plan (“Bonus Plan Revenue”)). Threshold and target Bonus Plan EBITDA and Bonus Plan Revenue performance goals were established by PEOC’s compensation committee along with their corresponding payout opportunities. In addition, each NEO is eligible for a bonus upside payout (up to maximum multiplier shown below), which is achieved when full-year performance of Bonus Plan EBITDA and Bonus Plan Revenue each exceed their respective target; but, from time to time, supplemental performance conditions may be implemented. If such supplemental performance conditions are not achieved, no bonus upside payout will occur, regardless of whether Bonus Plan EBITDA or Bonus Plan Revenue exceed their respective targets. The annual target bonus (as a percent of base salary) for each of Messrs. Lynne and Medi and Ms. Westblom under the Bonus Plan for fiscal year 2025 was 120%, 60%, and 90%, respectively. The annual target bonus (as a percent of base salary) for Mr. Lynne under the Bonus Plan for fiscal year 2024 was 100%.
The following tables outline the Bonus Plan EBITDA and Bonus Plan Revenue performance objectives and the respective payout multipliers for fiscal year 2025:

	Below Threshold	Threshold	Target	Maximum
Bonus Plan EBITDA	< $236.0 million	$236.0 million	$262.2 million	$288.5 million
Payout Multiplier	No payout	50%	100%	200%

	Below Threshold	Threshold	Target	Maximum
Bonus Plan Revenue	< $952.7 million	$952.7 million	$972.2 million	$991.6 million
Payout Multiplier	No payout	50%	100%	200%
Payout percentages are linearly interpolated for performance in between levels. Although the University had not yet completed its year-end

financial closing process for fiscal year 2025, based on a review of the preliminary financial data, the compensation committee of the board of directors of PEOC determined to pay the bonuses to the NEOs in August 2025 in the amounts set forth in Summary Compensation Table.

(3)	Amounts under “All Other Compensation” for fiscal year 2025 consist of the following payments we paid to or on behalf of the NEOs.

Name	Fiscal Year	Dividend Equivalents On Stock Options ($) (a)	University Match Under 401(k) Plan ($) (b)	Executive Physical Fees ($)	Other ($) (c)
Christopher Lynne	2025	4,590,703	7,050	1,425	108
Srini Medi	2025	1,924,150	7,050	—	108
Blair Westblom	2025	1,113,999	7,050	—	108

(a)
Represents dividend equivalent payments to holders of stock options, as described below, in respect of University dividends paid with respect to shares of common stock of the University on three separate dates. On December 20, 2024, a dividend equivalent payment was made for vested stock options in the amount of $1,156,478 for Mr. Lynne, $444,359 for Mr. Medi, and $380,026 for Ms. Westblom. On July 1, 2025, a dividend equivalent payment was made for vested stock options in the amount of $693,887 for Mr. Lynne, $266,616 for Mr. Medi, and $228,015 for Ms. Westblom. On August 31, 2025, a dividend equivalent payment was accelerated and made for unvested stock options in the amount of $2,740,338 for Mr. Lynne, $1,213,175 for Mr. Medi, and $505,958 for Ms. Westblom.

(b)
The University provides the NEOs with certain customary retirement and health and welfare benefits, which are in line with those offered to other groups of University employees, and which comprise a modest portion of the NEO’s compensation.

(c)	Represents payments for the medical subscription plan fee.
None of our NEOs received grants of any equity awards during the fiscal year
ended August 31, 2025, as their grants in the preceding fiscal year were intended to cover multiple years.

Equity Award Grant Practices
Equity awards made to our employees are discretionary and are granted to our NEOs and certain other employees typically on an annual basis. In certain circumstances, including certain new hires, promotions, retention, or other similar activities, the Compensation Committee may approve grants to be effective at other times. The Company did not grant stock options to its employees during the fiscal year that ended August 31, 2025. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation and works with a compensation consultant with respect to the structure of our equity award program and general grant parameters.
2025 Outstanding Equity Awards at Fiscal
Year-End
The following table details the outstanding equity awards held by our NEOs as of August 31, 2025.

		Option Awards
			# of Securities Underlying Unexercised Options
Name		Grant Date	Exercisable (#)	Unexercisable (#)	Equity Incentive Plan Awards; # of Securities Underlying Unexercised/Unearned Options (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date
Christopher Lynne		11/12/2018	115,584			5.23	11/12/2028
	(3)	11/17/2021			75,260	11.04	8/31/2026
		2/17/2023	277,200			10.61	2/17/2033
	(4)	2/17/2023			277,200	10.61	8/31/2030
Srini Medi		6/22/2020	26,972			8.58	6/22/2030
		6/8/2021	20,000			10.90	6/8/2031
	(5)	11/17/2021			60,052	11.04	8/31/2026
		2/17/2023	102,669			10.61	2/17/2033
	(6)	2/17/2023			102,669	10.61	8/31/2030
Blair Westblom		8/30/2017	34,680			3.79	8/30/2027
		2/6/2019	3,852			5.23	2/6/2029
		11/17/2021	19,108			11.04	11/17/2031
		2/17/2023	61,602			10.61	2/17/2033
	(7)	2/17/2023			61,602	10.61	8/31/2030

(1)
Each of the stock option awards was granted under the University of Phoenix, Inc. Management Equity Plan (the “University Equity Plan”). Awards shown in this column remain subject to applicable performance-based vesting conditions.

(2)
All stock option awards were granted with a per share exercise price equal to the fair market value of one share of common stock of University of Phoenix, Inc. on the date of grant. The exercise price shown reflects adjustments from the original exercise price for extraordinary dividends through August 31, 2025.

(3)
The shares subject to the option become vested and exercisable in full upon the closing date of a Change in Control if the Change in Control occurs on or before August 31, 2026 (the “2026 CIC Options”), provided Mr. Lynne remains continuously employed in active service by the University through the closing date. In connection with our initial public offering, (i) an aggregate of 55% of the 2026 CIC Options and 2030 CIC Options (as defined below) became vested and exercisable, with such accelerated vesting applied in the following order: (A) the 2026 CIC Options and (B) the balance (if any) to the 2030 CIC Options and (ii) any remaining 2030 CIC Options shall vest and become exercisable on the
12-month
anniversary of our initial public offering.

(4)

The shares subject to the option become vested and exercisable in full upon the closing date of a Change in Control if the Change in Control occurs on or before August 31, 2030 (the “2030 CIC Options”), provided Mr. Lynne remains continuously employed in active service by the University through the closing date of the Change in Control. As discussed in footnote 3, the vesting and exercisability of the 2030 CIC Options were modified in connection with our initial public offering.

(5)

The shares subject to the option become vested and exercisable in full upon the closing date of a Change in Control if the Change in Control occurs on or before August 31, 2026, provided Mr. Medi remains continuously employed in active service by the University through the closing date of the Change in Control. As discussed in footnote 3, the vesting and exercisability of the 2026 CIC Options were modified in connection with our initial public offering.

(6)

The shares subject to the option become vested and exercisable in full upon the closing date of a Change in Control if the Change in Control occurs on or before August 31, 2030, provided Mr. Medi remains continuously employed in active service by the University through the closing date of the Change in Control. As discussed in footnote 3, the vesting and exercisability of the 2030 CIC Options were modified in connection with our initial public offering.

(7)

The shares subject to the option become vested and exercisable in full upon the closing date of a Change in Control if the Change in Control occurs on or before August 31, 2030, provided Ms. Westblom remains continuously employed in active service by the University through the closing date of the Change in Control. As discussed in footnote 3, the vesting and exercisability of the 2030 CIC Options were modified in connection with our initial public offering.

Executive Employment Arrangements

We have not entered into employment agreements with any of the NEOs. The University entered into offer letters with the NEOs in connection with their employment, which generally provide that the NEO will serve as an at-will employee and will be offered compensation, including base salary, annual bonus target and equity awards, commensurate with his or her position at the University, as well as other benefits, including health and welfare benefits and participation in the University’s 401(k) Plan, that are offered to employees of the University generally.

Christopher Lynne

In connection with his promotion to President of the University, the University entered into an offer letter with Mr. Lynne on December 15, 2022, which provides for his at-will employment, an initial annual base salary of $820,000 ($900,000 as of the end of our 2025 fiscal year), a performance bonus opportunity with a target amount equal to 100% of his base salary (120% of his base salary as of the end of our 2025 fiscal year) (up to a maximum payout equal to 200% of his target bonus (240% of his base salary as of the end of our 2025 fiscal year)), employee benefits and an initial one-year cash long-term incentive award commensurate with the position of President and to be determined by the University’s board of trustees.

Srini Medi

The University entered into an offer letter with Mr. Medi on May 1, 2020, which provides for his at-will employment, an initial annual base salary of $320,000 ($428,490 as of the end of our 2025 fiscal year), a performance bonus opportunity with an initial target amount equal to 50% of his base salary (60% of his base salary as of the end of our 2025 fiscal year) (up to a maximum payout equal to 100% of his target bonus (120% of his base salary as of the end of our 2025 fiscal year)), employee benefits and an initial long-term equity grant of 26,971 stock options (which was rounded to 26,972 stock options when such grant was made).

Blair Westblom

The University entered into an offer letter with Ms. Westblom on February 14, 2017, which provides for her at-will employment, an initial annual base salary of $220,000, and a performance bonus opportunity with an initial target amount equal to 35% of her base salary (up to a maximum payout equal to 125% of her target bonus). In connection with her promotion to Chief Financial Officer in March 2023, her annual base salary was increased to $380,000 ($450,000 as of the end of our 2025 fiscal year) and her performance bonus opportunity was increased to a target amount equal to 60% of her base salary (90% of her base salary as of the end of our 2025 fiscal year) (up to a maximum payout equal to 200% of her target bonus (180% of her base salary as of the end of our 2025 fiscal year)). In connection with her promotion to Chief Financial Officer, Ms. Westblom also received an additional option grant.

Retention Agreements

The University entered into Retention Agreements with each of the NEOs, which provide for payments in the amount of $3,000,000 for Mr. Lynne, $1,500,000 for Mr. Medi, and $1,500,000 for Ms. Westblom in relation to duties performed for various transactions, of which $2,000,000 (for Mr. Lynne) and $1,000,000 (for Mr. Medi and Ms. Westblom) is subject to a clawback in the event the NEO is terminated for cause or voluntarily resigns prior to August 31, 2027.

Payments upon Termination; Change in Control

Severance Plan

For the fiscal year that ended August 31, 2025, each of our NEOs participated in The University of Phoenix, Inc. Senior Executive Severance Pay Plan, as Amended and Restated Effective May 17, 2023 (the “Severance Plan”). The Severance Plan provides that each NEO is entitled to the following payments or benefits upon a termination by the University other than a “termination with cause” or due to the NEO’s death or disability.

•	Cash severance equal to:

•

in the case of Mr. Lynne, (a) 18 months’ base salary plus (b) one times the average of the annual bonuses earned by the NEO for the three fiscal years immediately preceding the year in which involuntary termination occurs (or, if shorter, from the time the NEO was employed with the University) (“Average Annual Bonus”), to be paid in a series of substantially equal payments over 18 months; and

•	in the case of Mr. Medi and Ms. Westblom, (a) 12 months’ salary plus (b) 50% of the NEO’s Average Annual Bonus, to be paid in a series of substantially equal payments over 12 months.

•

To the extent an NEO participated in our health care plans prior to the NEO’s termination, a lump sum payment in an amount equal to the premium cost of continued health, dental and vision coverage under COBRA for the NEO, NEO’s spouse and eligible dependents, for the period of time the NEO receives their cash severance.

•	Outplacement services, as determined by the Severance Plan administrator.

Receipt of the payments and benefits under the Severance Plan is subject to the NEO’s timely execution, delivery and non-revocation of a complete and permanent general release of all claims against the University and its affiliates and related parties, which also includes certain confidentiality, non-solicitation, non-disparagement and non-compete covenants.

For purposes of the Severance Plan, a “termination for cause” generally means a termination that is the result of (i) repeated dereliction of the material duties and responsibilities of the NEO’s position with the University; (ii) misconduct, insubordination or failure to comply with University policies governing employee conduct and procedures; (iii) excessive lateness or absenteeism; (iv) conviction of or pleading guilty or nolo contendere to any felony involving theft, embezzlement, dishonesty or moral turpitude; (v) commission of any act of fraud against, or the misappropriation of property belonging to, the University; (vi) commission of any act of dishonesty in connection with the NEO’s responsibilities as an employee that is intended to result in the NEO’s personal enrichment or the personal enrichment of the NEO’s family or others; (vii) any other misconduct adversely affecting the business or affairs of the University; or (viii) a material breach of any agreement the NEO may have at the time with the University, including (without limitation) any proprietary information, non-disclosure or confidentiality agreement.

In addition, an NEO will not be entitled to severance payments or benefits under the Severance Plan if the NEO fails to accept an alternate position offered by the University if (i) the principal place of employment for such alternate position is less than 25 miles from the NEO’s former principal place of employment with the University; (ii) the NEO’s base pay and annual bonus opportunity in the alternate position are not less than 90% of the NEO’s base pay and annual bonus opportunity, as applicable, in the former position with the University; or (iii) the Severance Plan administrator has determined, in its sole discretion prior to the time the NEO is offered the alternate position, that the alternate position will not result in a material reduction in the NEO’s duties and responsibilities.

Name	Benefit	Termination w/o Cause ($)		Change in Control ($)
Christopher Lynne	Cash Severance	2,489,691	(1)
	COBRA Premium Reimbursement	35,224	(2)
	Outplacement	5,200	(3)
	Equity Acceleration			7,506,758	(4)

Srini Medi	Cash Severance	612,199	(1)
	COBRA Premium Reimbursement	26,405	(2)
	Outplacement	5,200	(3)
	Equity Acceleration			3,454,780	(4)

Blair Westblom	Cash Severance	612,594	(1)
	COBRA Premium Reimbursement	6,310	(2)
	Outplacement	5,200	(3)
	Equity Acceleration			1,317,667	(4)

(1)

Represents an amount equal to the product of (a) 12 months (18 months for Mr. Lynne) of the executive’s annual base salary, plus (b) the average annual bonus amount for the three prior fiscal years (which, in this case, are fiscal years 2022, 2023 and 2024), payable in equal installments over 12 months (18 months for Mr. Lynne).

(2)

Represents an amount equal to the product of (a) the amount of monthly premiums of the executive’s group health plan, including coverage for the participant’s eligible dependents, if any, that the University paid immediately prior to the termination date, and (b) the number of months of severance base pay such executive is entitled to (18 months for Mr. Lynne and 12 for each of Mr. Medi and Ms. Westblom), payable in a lump-sum.

(3)	Represents outplacement benefits determined by the Plan Administrator pursuant to the Severance Plan. Amounts assume $5,200 worth of outplacement services.
(4)

Amounts reflect the intrinsic value of unvested stock options on August 31, 2025 that would be subject to accelerated vesting upon a change in control that occurs on August 31, 2025, based on the fair market value of common stock of the University in connection with our initial public offering, using our initial public offering price of $32.00 per share of common stock.

Equity Awards

Equity awards held by the NEOs are eligible for vesting acceleration pursuant to the applicable grant agreements. Upon a change in control, any time-based awards will accelerate and vest and become exercisable, and any performance goals for (i) the fiscal year in which the change in control occurs and (ii) any future years for which the option is eligible to vest will be deemed met and the corresponding portion of such performance-based awards will vest and become exercisable. For this purpose, if an NEO’s employment terminates for any reason other than (x) by the University or any of its affiliates for cause or (y) by the NEO for any reason, and the closing date of the change in control occurs during the 90 day period immediately following such date of termination, then immediately prior to such change in control, the options shall vest or terminate, as applicable, in accordance with the vesting terms of the options as if the NEO had remained employed through such closing date. In addition, if a change in control occurs after the end of a given fiscal year but prior to the committee’s (which may be the board of trustees of the University, the compensation committee of the board of trustees of the University or such committee appointed by either of the foregoing (the “Committee”)) certification of the University’s annual EBITDA and annual free cash flow for such fiscal year, (x) the installment of the option that is eligible to vest in respect of such fiscal year (which vesting, for the avoidance of doubt, may be based on achievement of annual and/or cumulative targets for the applicable fiscal year) shall remain eligible to vest and become exercisable in respect of such fiscal year upon the Committee’s certification, and (y) to the extent that such installment does not vest and become exercisable, it shall terminate for no consideration and become null and void as of the date of such Committee certification. Our initial public offering did not constitute a change in control for purposes of the equity awards, and therefore the awards were not automatically accelerated by reason of our initial public offering; however, in connection with our initial public offering, the University did modify the vesting of the 2026 CIC Options and the 2030 CIC Options (see footnote (3) to the table in the section titled “2025 Outstanding Equity Awards at Fiscal Year-End”).

With respect to performance-based options, if an NEO’s employment is terminated by us without “cause” or due to the NEO’s death or disability in each case, not in connection with a change in control, then a prorated portion (based on the number of days that elapsed in that fiscal year) of the next installment of an award will vest and become exercisable as of the date such award was scheduled to vest, based on actual achievement of the applicable performance conditions.

For purposes of the equity awards, “cause” means a finding by the Committee of: (i) the NEO’s gross negligence or willful misconduct, or willful failure to attempt in good faith to substantially perform the NEO’s duties (other than due to physical or mental illness or incapacity); (ii) the NEO’s conviction of, or plea of guilty or nolo contendere to, or confession to, (a) a misdemeanor involving moral turpitude or (b) a felony (or the equivalent of a misdemeanor involving moral turpitude or felony in a jurisdiction other than the United States); (iii) the NEO’s knowingly willful material violation of the University’s written policies that the Committee determines is materially detrimental to the best interests of the University; (iv) the NEO’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the University; (v) the NEO’s use of alcohol or drugs that materially interferes with the performance of the NEO’s duties; or (vi) willful or reckless misconduct in respect of the NEO’s obligations to the University or other acts of misconduct by the NEO occurring during the course of the NEO’s employment that in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the University. In order for a termination to be deemed for cause, the NEO will be given a single 15-day period to cure any of the events or occurrences described in any of clauses (i), (iii), (v) and (vi), to the extent curable. If, within six months subsequent to a termination of service for any reason other than by the University for cause, the University determines that such NEO’s termination of service could have been for cause, such termination of service will be deemed to have been for cause for all purposes, and such NEO will be required to disgorge to the University all amounts received under the equity plan, any grant certificate or otherwise that would not have been payable to such NEO had such termination of service been by the University for cause.

New Severance Plan

We adopted the Phoenix Education Partners, Inc. Senior Executive Severance Pay Plan (the “New Severance Plan”) in connection with our initial public offering. The New Severance Plan provides that each NEO will be entitled to the following payments or benefits upon a termination (i) by the University other than a “termination with cause” or due to the NEO’s death or disability or (ii) a voluntary resignation by the NEO for “good reason.”

•	If such termination is not in connection with a “change in control” (as defined in the New Severance Plan), cash severance equal to:

•	in the case of Mr. Lynne, (a) one and a half times his base salary plus (b) one and a half times his annual target bonus, to be paid in a series of substantially equal payments over 18 months; and

•	in the case of Mr. Medi and Ms. Westblom, (a) one times the NEO’s base salary plus (b) one times the NEO’s annual target bonus, to be paid in a series of substantially equal payments over 12 months.

•	If such termination is in connection with a “change in control,” cash severance equal to:

•	in the case of Mr. Lynne, (a) two times his base salary plus (b) two times his annual target bonus, to be paid in a single lump sum; and

•	in the case of Mr. Medi and Ms. Westblom, (a) one and a half times the NEO’s base salary plus (b) one and a half times the NEO’s annual target bonus, to be paid in a single lump sum.

•

To the extent an NEO participated in our health care plans prior to the NEO’s termination, a lump sum payment in an amount equal to the premium cost of continued health, dental and vision coverage under COBRA for the NEO, NEO’s spouse and eligible dependents, for the period of time the NEO receives their cash severance (in the case of termination not in connection with a change of control) or for the number of months calculated by multiplying the multiple of base salary used to calculate the NEO’s cash severance under the New Severance Plan by 12 (in the case of a termination in connection with a change in control).

•	Outplacement services for 12 months.

•

Pursuant to individual New Severance Plan participation agreements, extension of the exercise period for any vested options through the earlier of (i) 18 months (42 months for Mr. Lynne) following termination and (ii) the applicable expiration date.

Receipt of the payments and benefits under the New Severance Plan is subject to the NEO’s timely execution, delivery and non-revocation of a complete and permanent general release of all claims against the University and its affiliates and related parties, which may include certain existing confidentiality, non-solicitation, non-disparagement and non-compete covenants.

For purposes of the New Severance Plan, a “termination for cause” generally means a termination that is the result of (i) willful, material and continued failure or refusal to perform the material duties and responsibilities of the NEO’s position with the employer; (ii) a material breach of a material employer policy, including those governing employee conduct and procedures; (iii) the NEO’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the employer or while performing duties for the employer, or the NEO’s habitual use of alcohol or other legal substances that materially interfere with the performance of the NEO’s duties; (iv) conviction of or pleading guilty or nolo contendere to any felony or any misdemeanor involving theft, fraud, embezzlement, dishonesty, misappropriation of property or a depraved or immoral act; (v) commission of any act of fraud against, or the misappropriation of property belonging to, the employer; (vi) willful misconduct, gross negligence or reckless disregard of the NEO’s duties for the employer that materially injures (or is reasonably likely to materially injure) the business, reputation or financial condition of the employer; or (vii) a material breach of a material provision of any agreement the NEO may have at the time with the employer, including (without limitation) any proprietary information, non-disclosure or confidentiality agreement.

For purposes of the New Severance Plan participation agreements to be entered into with the NEOs, a resignation for “good reason” generally means (i) a material reduction by the employer of the NEO’s base pay (other than in a broad-based reduction similarly affecting all other executive management members), annual bonus opportunity or annual long-term incentive; (ii) the relocation of the NEO’s principal place of employment by an employer without the NEO’s consent and in a manner that increases the NEO’s one-way commute by more than 25 miles as compared to the NEO’s then-current principal place of employment immediately prior to such relocation; (iii) a material breach by the employer of any employment agreement or any other material written agreement between the NEO and the employer concerning the terms and conditions of the NEO’s employment; (iv) a material reduction in the NEO’s duties, authority, or responsibilities for an employer relative to the NEO’s duties, authority, or responsibilities for the employer in effect immediately prior to such reduction, or a materially adverse change to the NEO’s title or to the position to which the NEO is required to report, provided, however, that reasonable changes to the NEO’s title, reporting structure, or the allocation, addition, elimination, or modification of job functions shall not constitute good reason so long as such changes are made in good faith and the NEO continues to have duties, authority, and responsibilities that, in the aggregate, are consistent with the NEO’s position as a senior executive at the same level of the employer; or (v) a failure of Phoenix Education Partners, Inc. to have a successor in interest assume the obligations to the NEO under the New Severance Plan in all material respects.

Treatment of Outstanding University Equity Plan Awards.

Upon the future vesting of outstanding restricted stock units granted under the University Equity Plan, we will issue shares of our common stock on a 1-for-1 basis. Upon the future exercise of outstanding stock options granted under the University Equity Plan, we will have the right to either issue shares of our common stock in exchange for the shares of University common stock received upon exercise at the same ratio as described above, or purchase the shares of University common stock received upon exercise for cash.

2025 Omnibus Incentive Plan

In connection with our initial public offering, our Board adopted, and our stockholders approved, our 2025 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). Following the adoption of the Omnibus Incentive Plan, we will not issue additional awards under the University Equity Plan. Please refer to the Registration Statement on Form S-1 (File No. 333-289955) filed with the SEC on August 29, 2025, and as amended on September 15, 2025 and September 30, 2025 for a summary of the Omnibus Incentive Plan. In connection with our initial public offering, we issued restricted stock units to our employees, including to our NEOs.

DIRECTOR COMPENSATION

Prior to our initial public offering, none of our directors or the members of the Board of the Company received any compensation for their services as a member of the board. Following our initial public offering, each non-employee director of the Company is compensated for service on the Board through a combination of cash fees and equity awards, as described below. Neither directors who are officers of the Company nor any director nominated by the Apollo Stockholder or the Vistria Stockholder received any compensation in connection with our initial public offering or will receive any compensation for services as directors following our initial public offering.

Cash Fees

Cash retainer fees are as set forth in the table below:

Description/Recipient	Dollar Amount per Annum ($)
Basic retainer for each non-employee director	75,000
Audit Committee chair	25,000
Audit Committee member other than chair	10,000
Compensation Committee chair	15,000
Compensation Committee member other than chair	7,500
Nominating and Corporate Governance Committee chair	12,500
Nominating and Corporate Governance Committee member other than chair	6,000
Student Outcomes Advisory Committee chair	15,000
Student Outcomes Advisory Committee member other than chair	7,500

There is no separate consideration for attendance at or participation in board meetings or discussions or other activities undertaken in the course of board service. Consideration for service on special committees, if any, will be determined by the Board on a case-by-case basis.

Equity Awards

Equity-based compensation takes the form of restricted stock units (“RSUs”) granted pursuant to and governed by the Omnibus Incentive Plan. Each non-employee director will receive an annual award of RSUs with a grant date total value of $130,000, with the number of underlying shares of common stock equal to the quotient obtained by dividing (i) $130,000, by (ii) the fair market value per share of the common stock on the date the RSUs are issued. The annual equity awards shall vest in full on the earlier of (i) the date of the Company’s next annual meeting of shareholders following the Grant Date (as defined in the Omnibus Incentive Plan) or (ii) the first anniversary of the Grant Date, subject to the director’s continued service on the Board through such vesting date. Subject to any acceleration otherwise specified herein, vesting of equity awards will cease, and unvested equity awards will lapse, upon cessation of a recipient’s service for any reason. In addition, upon the consummation of our initial public offering, we made initial grants of RSUs under the Omnibus Incentive Plan to each of our non-employee directors, in an amount equal to the quotient obtained by dividing (i) $65,000, by (ii) our initial public offering price per share of our common stock.

Non-employee directors will also be reimbursed for their reasonable expenses to attend meetings of the Board and related committees and otherwise attend to company business.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our executive officers and directors (see “Executive Compensation” for a discussion of compensation arrangements for our named executive officers and directors) and the transactions discussed below, there were no transactions since the beginning of our 2025 fiscal year, or any currently proposed transaction, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

We have adopted a written Related Person Transactions Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all “related person transactions” by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.

For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board, Compensation Committee or group of independent directors.

The Policy requires that notice of a proposed related person transaction be provided to our Chief Legal Officer prior to entry into such transaction. If our Chief Legal Officer determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Policy and that is ongoing or is completed, the transaction will be promptly submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

The Policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

Initial Public Offering

An affiliate of Apollo, Apollo Global Securities, LLC, was an underwriter in our initial public offering and received underwriting discounts and commissions in connection with our initial public offering of approximately $1.0 million.

UoPX Stockholders’ Agreement

On September 21, 2017, the University and PEOC entered into a Stockholders’ Agreement relating to the University’s management co-investment and equity awards programs. In connection with our initial public offering, on October 9, 2025, the University, PEOC, the Company and certain other parties thereto entered into an amended and restated Stockholder’s Agreement (the “Management Stockholders’ Agreement”). The Management Stockholders’ Agreement includes customary provisions which, among other things, (a) provide for the agreement of the non-PEOC stockholders to vote for candidates for the University’s independent trustees nominated in accordance with the University’s bylaws and to vote for other trustees of the University nominated by PEOC and (b) provide restrictions on transfer and certain piggy-back registration rights in accordance with the Registration Rights Agreement (as defined below).

Stockholders Agreement

On October 8, 2025, we entered into a stockholders agreement with the Apollo Stockholder and the Vistria Stockholder (the “Stockholders Agreement”) to provide the Apollo Stockholder and its affiliates and the Vistria Stockholder and its affiliates with certain rights and obligations as described below.

The Stockholders Agreement provides that, as long as the Vistria Stockholder and its affiliates continue to beneficially own at least 5% of our issued and outstanding Common Stock, the Vistria Stockholder will have the right, but not the obligation, to (a) nominate a number of directors comprising a percentage of our Board in accordance with its beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number) (at least one of whom will serve as a Class III director) (the “Vistria Board Nominees”), (b) designate one director to the boards of directors (or similar body) of any subsidiary of the Company on which any affiliate of the Apollo Stockholder serves as a director or to which the Apollo Stockholder and its affiliates appoint any director and (c) designate one member of each committee of the Board (other than the audit committee) to which the Apollo Stockholder and its affiliates appoint any director.

Pursuant to the Stockholders Agreement, the Apollo Stockholder has the right, at any time until the Apollo Stockholder and its affiliates no longer beneficially own at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of our Board in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number) (the “Apollo Board Nominees”), except that if Apollo and its affiliates, including the Apollo Stockholder, beneficially own more than 50% of the voting power of our outstanding Common Stock, the Apollo Stockholder will have the right to nominate a majority of the directors.

Any vacancy on our Board in respect of an Apollo Board Nominee or Vistria Board Nominee will be filled only by individuals designated by the Apollo Stockholder and its affiliates or the Vistria Stockholder and its affiliates, as applicable, for so long as they respectively beneficially own at least 5% of our issued and outstanding Common Stock.

In the event that the Apollo Stockholder has nominated fewer than the total number of Apollo Board Nominees that the Apollo Stockholder is entitled to nominate or the Vistria Stockholder has nominated fewer than the total number of Vistria Board Nominees that the Vistria Stockholder is entitled to nominate, the Apollo Stockholder or the Vistria Stockholder, as applicable, will have the right, at any time, to nominate such additional nominee(s), and our Board will take all necessary actions, whether by increasing the size of our Board or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. In the event that a vacancy is created at any time by the death, resignation, removal, disqualification or other cause of any Apollo Board Nominee or Vistria Board Nominee, including the failure of any Apollo Board Nominee or Vistria Board nominee to be elected as a director at a meeting of our stockholders, the Apollo Stockholder and its affiliates or the Vistria Stockholder and its affiliates, as applicable, will continue to have the right to nominate the Apollo Board Nominee or the Vistria Board Nominee, as applicable, and our Board will take all necessary actions, whether by increasing the size of our Board or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. Nevertheless, in the event that the removal or election of any director would require the University to make any filing, notice or report, or obtain any consent, registration, approval, permit or authorization from any educational agency in order to maintain, continue or reinstate any Educational Approval (as defined in the Stockholders Agreement) presently held by the University (each, an “Educational Consent”), the University shall not be required to take any action to remove or elect, as applicable, such director until such Educational Consent has been made, obtained or is otherwise not required at the time of such director’s removal or election.

The Stockholders Agreement will provide that for so long as the Apollo Stockholder and its affiliates beneficially own at least 33% of our issued and outstanding Common Stock, we will not, and we will cause our subsidiaries not to, take certain significant actions specified therein without the prior consent of the Apollo Stockholder, including:

•	a change in the size of our Board;

•

the incurrence of indebtedness for borrowed money, in a single transaction or a series of related transactions, aggregating to more than $50.0 million, except for (i) debt under a revolving credit facility that has previously been approved or is in existence on the date of closing of our initial public offering or (ii) intercompany indebtedness;

•

the issuance of additional shares of any class of our capital stock or equity securities exceeding $50.0 million in any single issuance or an aggregate amount of $100.0 million during a calendar year (other than any award under any stockholder approved equity compensation plan or intracompany issuance among us and our wholly owned subsidiaries);

•

other than in the ordinary course of business with vendors, customers and suppliers, the acquisition of equity interests or assets of any other entity, or any business, properties, assets or entities, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;

•

other than in the ordinary course of business with vendors, customers and suppliers, the disposition of any of our or our subsidiaries’ assets or equity interests, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;

•

hiring or terminating the Chief Executive Officer or Chief Financial Officer of the Company or the University or designating any new Chief Executive Officer or Chief Financial Officer of the Company or the University; provided, that, the rights of the Apollo Stockholder with respect to the hiring or termination of the Chief Executive Officer (or equivalent position) or Chief Financial Officer of the University will be subject in all respects to the requisite independence of the University’s board of trustees as set forth in the bylaws of the University, including the right of the University’s board of trustees to appoint or remove the President and Chief Financial Officer of the University as set forth therein, and the parties to the Stockholders Agreement are required to take only such action as may be permissible or appropriate under applicable law and the bylaws of the University to give effect to this consent right;

•

merging or consolidating with or into any other entity, or transferring (by lease, assignment, sale or otherwise) all or substantially all of the Company’s and our subsidiaries’ assets, taken as a whole, to another entity, or enter into or agree to undertake any other transaction that would constitute a “change of control” as defined in the Stockholders Agreement (other than, in each case, transactions among the Company and our wholly owned subsidiaries);

•	undertaking any liquidation, dissolution or winding up of the Company;

•	effecting any material change in the nature of the business of the Company and its subsidiaries, taken as a whole; and

•

amending, modifying or repealing (whether by merger, consolidation or otherwise) any provision of our Certificate of Incorporation, our Bylaws or equivalent organizational documents of our subsidiaries in a manner that adversely affects any affiliates of the Apollo Stockholder.

The Stockholders Agreement also provides that for so long that the Vistria Stockholder and its affiliates beneficially own at least 5% of our issued and outstanding Common Stock, we will not amend, modify or repeal (whether by merger, consolidation or otherwise) any provision of our Certificate of Incorporation, our Bylaws or equivalent organizational documents of our subsidiaries in a manner that adversely affects any affiliates of the Vistria Stockholder without the prior consent of the Vistria Stockholder. The Stockholders Agreement also sets forth certain information rights granted to the Apollo Stockholder and the Vistria Stockholder.

Management Consulting Agreement

On February 1, 2017, in connection with the acquisition of PEOC, an affiliate of Apollo and an affiliate of Vistria (each, a “Management Service Provider,” and together, the “Management Service Providers”) entered into a management consulting agreement with PEOC (as amended, the “Management Consulting Agreement”) relating to the provision of certain management consulting and advisory services by the Management Service Providers to us. In exchange for the provision of such services, we were required to pay a non-refundable quarterly management consulting fee equal to $2.0 million in the aggregate annually to such Management Service Providers. On March 1, 2018, PEOC entered into an amendment to the Management Consulting Agreement with the Management Service Providers, which reduced the non-refundable quarterly management consulting fee to $1.8 million in the aggregate annually. Under the Management Consulting Agreement, the management consulting fees were allocated between the Management Service Providers on a pro rata basis in proportion to their respective ownership of equity of the Company. Each Management Service Provider was permitted, at its sole discretion, to waive or defer, in full or in part, PEOC’s payment of the management consulting fee to such Management Service Provider. For our fiscal year ended August 31, 2025, we paid approximately $1.5 million of management consulting fees to the Management Service Provider affiliated with Apollo and $0.3 million of management consulting fees to the Management Service Provider affiliated with Vistria.

The Management Consulting Agreement also provided that, in connection with any transaction in which an affiliate of Apollo was providing services and received a fee pursuant to the terms of the Transaction Fee Agreement described below, the Management Service Provider affiliated with Vistria could also provide such services and receive a pro rata portion of the fee payable in respect thereof.

The Management Consulting Agreement was terminated on October 8, 2025 in connection with our initial public offering.

Transaction Fee Agreement

In connection with the acquisition of PEOC, an affiliate of Apollo entered into a transaction fee agreement (the “Transaction Fee Agreement”) with PEOC relating to the provision of certain transaction services in support of the acquisition of PEOC and future acquisitions.

The Transaction Fee Agreement and the Management Consulting Agreement together provided that in the event of any acquisition (including of assets or equity interests) of any business or entity by any of us, our direct or indirect divisions and subsidiaries, parent entities or controlled affiliates (collectively, the “Company Group”), we were required to pay an aggregate fee equal to 1.0% of the aggregate enterprise value paid by the Company Group (or otherwise indicated by the acquisition) to the affiliates of Apollo and Vistria, which fee was to be paid to such affiliates on a pro rata basis in proportion to their respective ownership of equity of the Company. The affiliate of Apollo was permitted, at its sole discretion, to waive or defer, in full or in part, payment of any such company acquisition fee.

For the fiscal year ended August 31, 2025, we were not required to pay any fees pursuant to the terms of the Transaction Fee Agreement.

The Transaction Fee Agreement was terminated automatically upon the termination of the Management Consulting Agreement.

Registration Rights Agreement

In connection with our initial public offering, on October 8, 2025, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Apollo Stockholder, the Vistria Stockholder and certain of our existing stockholders. Subject to several exceptions, including our right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Stockholder and the Vistria Stockholder may require that we register for public resale under the Securities Act all shares of Common Stock that they request to be registered at any time, subject to the restrictions in the lock-up agreements entered into by each of those parties in connection with our initial public offering, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $50.0 million (or $25.0 million if a shelf takedown).

If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, which will not be until at least 12 calendar months after the date of our initial public offering, the Apollo Stockholder and, subject to certain exceptions, the Vistria Stockholder, will have the right to require us to register the sale of the Common Stock held by it on Form S-3, subject to offering size and other restrictions. The Apollo Stockholder and the Vistria Stockholder will also have the right to request marketed and non-marketed underwritten offerings using a shelf registration statement.

We are not obligated under the Registration Rights Agreement to effectuate more than one demand registration or underwritten offering under a shelf registration statement for the Vistria Stockholder, and, without our consent, the Vistria Stockholder will not be able to exercise its demand registration until following the one-year anniversary of our initial public offering.

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by us or at the request of the Apollo Stockholder or the Vistria Stockholder), we will be required to use our reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).

All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by Delaware law.

Other Agreements

In the normal course of business in our fiscal year ended August 31, 2025, we had the following transactions with Apollo’s affiliated funds’ portfolio companies:

•	We paid approximately $4.8 million to Rackspace Technology, Inc. for technology services.

•	We paid approximately $0.3 million to Cengage Learning Holdings II, Inc. for materials the University used in providing educational services.

Indemnification Agreements

On October 8, 2025, we entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation and Bylaws. We believe that these provisions and agreements are necessary to attract qualified officers and directors. In connection with our initial public offering, we also purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with Deloitte the audited financial statements of the Company for the fiscal year ended August 31, 2025. The Audit Committee has discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte the independent accountant’s independence.

Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report for filing with the SEC.

Members of the Audit Committee:

John Sizer, Chairman

Peter Cohen

Jeffrey Denham

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

Fees paid or accrued for professional services provided by Deloitte in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Fiscal Year Ended August 31,
Fee Category	2025	2024
Audit Fees	$2,150,000	$1,295,000
Audit-Related Fees	1,796,000	—
Tax Fees	3,000	13,000
All Other Fees	4,000	4,000
Total	$3,953,000	$1,312,000

Audit Fees – primarily represent amounts for services related to the audit of our consolidated financial statements, reviews of our interim condensed consolidated financial statements, and services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees – represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including fees related to the Company’s filings with the SEC and related comfort letters for its initial public offering.

Tax Fees – represent amounts for tax compliance and tax advice.

All Other Fees – consists of all other fees for services other than those in the above categories and represent amounts for an annual subscription for access to Deloitte’s online database of accounting guidance issued by various standard-setting bodies.

The Board adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by Deloitte. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Deloitte’s independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by Deloitte.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to be the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2026. Deloitte has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2004 and is considered by the Audit Committee and the Board to be well qualified. Representatives of Deloitte are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

To pass, the proposal requires the approval of the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

The Board recommends that the stockholders vote FOR such ratification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of December 18, 2025 (or such other date indicated in the footnotes below), by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers for our fiscal year ended August 31, 2025;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities, which includes the power to dispose of or to direct the disposition of the securities or have the right to acquire such powers within 60 days. Securities subject to stock option grants or other awards that have vested or will vest within 60 days are deemed outstanding for calculating the percentage ownership of the person holding such securities, but are not deemed outstanding for calculating the percentage ownership of any other person.

Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 4035 S. Riverpoint Parkway, Phoenix, AZ 85040.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
AP VIII Socrates Holdings, L.P.(1)	24,901,319	70%
TVG-I-E-AEG Holdings, LP(2)	4,935,463	14%
Named Executive Officers and Directors
Christopher Lynne(3)	610,675	2%
Blair Westblom(4)	180,380	*
Srini Medi(5)	239,138	*
Andrew Bird(6)	2,031	*
Peter Cohen(6)	49,610	*
Jeffrey Denham(6)	2,031	*
Theodore Kwon	—	—
Martin H. Nesbitt	—	—
Adnan A. Nisar	—	—
John Sizer(6)	2,031	*
Itai Wallach	—	—
Johannes Worsoe	—	—
All current directors and executive officers as a group (15 persons)	1,960,290	5%

*	Less than 1%.
(1)

The Apollo Stockholder is the record holder of the shares of our Common Stock reported above. AP VIII Socrates Holdings GP, LLC (“Socrates GP”) is the general partner of the Apollo Stockholder. Apollo Advisors VIII, L.P. (“Advisors VIII”) is the general partner of the members of Socrates GP. Apollo Capital Management VIII, LLC (“Capital Management VIII”) is the general partner of Advisors VIII, and APH Holdings, L.P. (“APH Holdings”) is the sole member and manager of Capital Management VIII. Apollo Principal Holdings A GP, Ltd. (“Principal A GP”) is the general partner of APH Holdings. Marc Rowan, James Zelter and Scott Kleinman are the directors of Principal A GP, and as such may be deemed to have voting and dispositive control of the shares of our Common Stock held by the Apollo Stockholder. Each of Socrates GP, Advisors VIII, Capital Management VIII, APH Holdings, Principal A GP, and Messrs. Rowan, Zelter and Kleinman disclaims beneficial ownership of any shares held of record by the Apollo Stockholder, in each case except to the extent of any pecuniary interest therein. The address of each of the Apollo Stockholder, Socrates GP, Advisors VIII, Capital Management VIII, APH Holdings, Principal A GP, and Messrs. Rowan, Zelter and Kleinman is 9 West 57th Street, 41st Floor, New York, NY 10019.

(2)

The Vistria Stockholder is the record holder of the shares of our Common Stock reported above. Vistria-AEG GP, LLC (“Vistria GP”) is the general partner of the Vistria Stockholder and Adnan A. Nisar is the sole manager of Vistria GP. The Vistria Group, LP (“Vistria LP”) is the sole member of Vistria GP. The Vistria Group, LLC is the general partner of Vistria LP and Harreld N. Kirkpatrick III and Martin H. Nesbitt are the sole members of The Vistria Group, LLC. Messrs. Kirkpatrick, Nesbitt and Nisar each may be deemed to have voting and dispositive control of the shares of our Common Stock held by the Vistria Stockholder. Each of Vistria GP, Mr. Nisar, Vistria LP, The Vistria Group, LLC, and Messrs. Kirkpatrick and Nesbitt disclaim beneficial ownership of any shares held of record by the Vistria Stockholder except to the extent of any pecuniary interest therein. The address of each of the Vistria Stockholder, Vistria GP, Vistria LP, The Vistria Group, LLC, and Messrs. Kirkpatrick, Nesbitt and Nisar is 300 East Randolph Street, Suite 3850, Chicago, IL 60601.

(3)	Number of shares of Common Stock beneficially owned includes 300,384 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(4)	Number of shares of Common Stock beneficially owned includes 98,708 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(5)	Number of shares of Common Stock beneficially owned includes 115,418 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.
(6)	Number of shares of Common Stock beneficially owned includes 2,031 shares of Common Stock issuable upon the vesting of restricted stock units within 60 days of the Record Date.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. Based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to the fiscal year ended August 31, 2025, or written representations that no other reports were required, the Company believes that our Section 16(a) reporting persons complied with all applicable filing requirements during the fiscal year ended August 31, 2025.

STOCKHOLDER PROPOSALS

A holder of the Company’s Common Stock who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must deliver the proposal to our principal executive offices (Phoenix Education Partners, Inc., 4035 S. Riverpoint Parkway, Phoenix, AZ 85040) to the attention of our Secretary no later than the close of business on August 31, 2026 unless the date of the 2027 Annual Meeting is more than 30 days before or after February 12, 2027, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any stockholder proposal or director nomination that is not submitted for inclusion in our proxy statement pursuant to the process set forth above but is instead sought to be presented directly at the 2027 Annual Meeting, stockholders are advised to review our Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. Our Bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders who are seeking to nominate candidates for election as directors at an annual meeting of stockholders, other than any nomination for an Apollo Director or Vistria Director, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, that in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

We advise you to review our Bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent Bylaw provisions are available on request to the Secretary at the address set forth above. In addition to satisfying the advance notice procedures in our Bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 14, 2026.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of the Notice or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this proxy statement and the Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice and/or proxy statement, either now or in the future, please contact the Legal Department by mailing a request to Phoenix Education Partners, Inc., 4035 S. Riverpoint Parkway, Phoenix, AZ 85040, or by calling our telephone number at (800) 990-2765. Upon written or oral request to the Legal Department, we will promptly provide a separate copy of the Annual Report and this proxy statement and the Notice. In addition, stockholders at a shared address who receive multiple copies of the Notice or multiple copies of proxy statements may request to receive a single copy of the Notice and/or proxy statement in the future in the same manner as described above.

OTHER MATTERS

The Board, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not otherwise revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov. Our Investor Relations website address is www.phoenixeducationpartners.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report. Requests should be directed to Investor Relations, Phoenix Education Partners, Inc., 4035 S. Riverpoint Parkway, Phoenix, AZ 85040.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this proxy statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, these forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this proxy statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Phoenix Education Partners TM P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Phoenix Education Partners, Inc. Annual Meeting of Stockholders For Stockholders of record as of December 29, 2025 Thursday, February 12, 2026 11:00 AM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/PXED for more details. Internet: www.proxypush.com/PXED • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-967-4507 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:00 AM, Eastern Time, February 12, 2026. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Christopher Lynne, Chief Executive Officer, Blair Westblom, Chief Financial Officer and Treasurer, and Srini Medi, Chief Legal Officer and Secretary (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Phoenix Education Partners, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Phoenix Education Partners TM Phoenix Education Partners, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR AGAINST ABSTAIN 01. Peter Cohen FOR 02. Itai Wallach FOR 03. Johannes Worsoe FOR FOR AGAINST ABSTAIN 2. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2026; and FOR 3. To transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof. Check here if you would like to attend the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/PXED Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date